UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2013

Meru Networks, Inc.

(Exact name of registrant as specified in its charter)

001-34659

(Commission File Number)

Delaware	26-0049840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

894 Ross Drive, Sunnyvale, California 94089

(Address of principal executive offices, with zip code)

(408) 215-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) Meru Networks, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 21, 2013 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 17, 2013, were voted on at the Annual Meeting and the number of votes cast with respect to each matter is set forth below.

(1) Holders of the Company’s common stock voted to elect six directors to serve on the Board, each to serve until the Company’s annual meeting of stockholders to be held in 2014 and until his successor is elected and qualified, or until his death, resignation or removal, as follows:

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Dr. Bami Bastani	8,897,066	7,478	0	8,054,349
Harold Copperman	8,469,755	434,789	0	8,054,349
Charles Kissner	8,894,567	9,977	0	8,054,349
Nicholas Mitsakos	8,469,790	434,754	0	8,054,349
Barry Newman	8,894,467	10,077	0	8,054,349
William Quigley	8,894,432	10,112	0	8,054,349

(2) Holders of the Company’s common stock voted to ratify the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,952,655	6,238	0	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERU NETWORKS, INC.

Date: May 22, 2013	By:	/s/ BRETT T. WHITE
Brett T. White
Chief Financial Officer

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